UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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☐	Definitive Proxy Statement

☒	Definitive Additional Materials

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MGM Resorts International

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Your Vote Counts! *Please check the meeting materials for any special requirements for meeting attendance. Smartphone users Point your camera here and vote without entering a control number For complete information and to vote, visit www.ProxyVote.com Control # V39521-P03880 MGM RESORTS INTERNATIONAL ATTN: CORPORATE SECRETARY 3600 LAS VEGAS BLVD.SOUTH LAS VEGAS, NEVADA 89109 MGM RESORTS INTERNATIONAL 2024 Annual Meeting Vote by April 30, 2024 8:59 PM Pacific Time You invested in MGM RESORTS INTERNATIONAL and it’s time to vote! You have the right to vote on proposals being presented at the Annual Meeting. This is an important notice regarding the availability of proxy material for the stockholder meeting to be held on May 1, 2024. Get informed before you vote View the Notice and Proxy Statement and AR/10-K/10-K Wrap online OR you can receive a free paper or email copy of the material(s) by requesting prior to April 17, 2024. If you would like to request a copy of the material(s) for this and/or future stockholder meetings, you may (1) visit www.ProxyVote.com, (2) call 1-800-579-1639 or (3) send an email to sendmaterial@proxyvote.com. If sending an email, please include your control number (indicated below) in the subject line. Unless requested, you will not otherwise receive a paper or email copy. Vote Virtually at the Meeting* May 1, 2024 10:00 AM Pacific Time Virtually at: www.virtualshareholdermeeting.com/MGM2024

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THIS IS NOT A VOTABLE BALLOT

This is an overview of the proposals being presented at the upcoming stockholder meeting. Please follow the instructions on the reverse side to vote these important matters.

Voting Items		Board Recommends
1.	Election of Directors	
	Nominees:	
1a.	Barry Diller	For
1b.	Alexis M. Herman	For
1c.	William J. Hornbuckle	For
1d.	Mary Chris Jammet	For
1e.	Joey Levin	For
1f.	Rose McKinney-James	For
1g.	Keith A. Meister	For
1h.	Paul Salem	For
1i.	Jan G. Swartz	For
1j.	Daniel J. Taylor	For
1k.	Ben Winston	For
2.	To ratify the selection of Deloitte & Touche LLP, as the independent registered public accounting firm for the year ending December 31, 2024.	For
3.	To approve, on an advisory basis, the compensation of our named executive officers.	For
4.	To approve and adopt an amendment to our Amended and Restarted Certificate of Incorporation to reflect new Delaware law provisions regarding exculpation of officers.	For
5.	A stockholder proposal requesting a report to stockholders on risks created by the Company's diversity, equity and inclusion efforts.	Against

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

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